SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AFL-CIO Housing Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: _______________________
2)	Aggregate number of securities to which transaction applies: _______________________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________
4)	Proposed maximum aggregate value of transaction: ______________________________
5)	Total fee paid: _______________

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

From: [Sender Email Address]

To: [Recipient Email Address]

Subject: Annual Meeting December 18, 2024

If this email does not display properly, go here

Annual Meeting Date - December 18, 2024 For Participants as of October 31, 2024

Important Proxy Voting Material is available for your Action.

When voting, you may be required to provide your Control Number(s) noted below:

[Participant Control Number]

PLEASE CAST YOUR VOTE

Go to www.proxyvotenow.com/HIT

ADDITIONAL INFORMATION:

TO PARTICIPANTS, AFL-CIO HOUSING INVESTMENT TRUST

You are receiving this email as a Participant of Record that is entitled to vote at the AFL- CIO Housing Investment Trust’s 2024 Annual Meeting of Participants. We encourage you to review the meeting materials and to vote at your earliest convenience. If you have any questions related to the 2024 Annual Meeting, please email meeting@aflcio-hit.com.

Thank you.

To access the Proxy Materials online (www.proxyvotenow.com/HIT) you may need Adobe Reader software. This software is available at no cost at www.adobe.com. Download time varies by Internet connection.

This e-mail message is intended only for the named recipient(s) above. If you are not the intended recipient, you are hereby notified that any dissemination, distribution or copying of this e-mail and any attachment(s) is strictly prohibited. Please do not respond to this e-mail. This mailbox is not monitored and you will not receive a response. If you have received this e-mail in error, please immediately delete the message and any attachment(s) from your system.

msfs-meetinginfo@morrowsodali.com

P. 833 290 2605

509 Madison Avenue, Suite 1206 New York, NY 10022

morrowsodali.com